Exhibit 23.2

DeGolyer and MacNaughton

5151 San Felipe

Suite 950

Houston, Texas 77056

TELEPHONE
(713) 273-8300
FAX
(713) 784-1972
WWW.DEMAC.COM

February 12, 2015

Vanguard Natural Resources, LLC

5847 San Felipe Suite 3000

Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2013 on Certain Properties owned by Vanguard Natural Resources, LLC” in the Registration Statement on Form S-3 of Vanguard Natural Resources, LLC. We further consent to the reference to the name DeGolyer and MacNaughton in the “Experts” section of the Registration Statement on Form S-3, and to the incorporation by reference of the Vanguard Natural Resources, LLC Annual Report on Form 10-K for the year ended December 31, 2013 in the Registration Statement on Form S-3.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Finn F-716